UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2017

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36284	80-0943522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5810 Nancy Ridge Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On December 5, 2017, Biocept, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers identified on the signature pages thereto (the “Purchasers”), pursuant to which the Company will offer to the Purchasers, in a registered direct offering, an aggregate of 4,925,000 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”) at a negotiated purchase price of $0.68 per share, for aggregate gross proceeds to the Company of approximately $3.3 million, before deducting fees to the placement agent and other estimated offering expenses payable by the Company. The Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on May 13, 2015, and was declared effective on May 21, 2015 (File No. 333-204138).

Per the terms of the Purchase Agreement, the Company has agreed to certain restrictions on future stock offerings, including that during the 45-day period following the closing, the Company will not issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock equivalents, subject to certain exceptions.

Dawson James Securities, Inc. acted as the lead placement agent (the “Placement Agent”) and WestPark Capital, Inc. acted as co-placement agent for the Company, on a reasonable “best efforts” basis, in connection with the offering. A copy of the Placement Agency Agreement, dated as of December 5, 2017, by and between the Company and the Placement Agent is attached hereto as Exhibit 10.2 and incorporated herein by reference (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Placement Agent will be entitled to a cash fee of 8.0% of the gross proceeds paid to the Company for the Shares and reimbursement of certain out-of-pocket expenses. The Company has also agreed to issue to the Placement Agent a warrant, exercisable beginning in six months, to purchase 246,250 shares of Common Stock at an exercise price equal to $0.85 per share (the “Placement Agent Warrant”).

The foregoing summaries of the offering, the Purchase Agreement, the Placement Agency Agreement and the Placement Agent Warrant, do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the form of Purchase Agreement and the Placement Agency Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.  A copy of the Placement Agent Warrant will be filed by the Company as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2017 and is incorporated herein by reference.

A copy of the opinion of Cooley LLP relating to the legality of the securities offered by the Company is attached as Exhibit 5.1 hereto.

Item 8.01	Other Events

On December 6, 2017, the Company issued a press release announcing the offering described in Item 1.01 above, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Cooley LLP.
10.1	Form of Securities Purchase Agreement.
10.2	Placement Agency Agreement.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
99.1	Press Release dated December 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOCEPT, INC.
Dated: December 6, 2017	By:	/s/ Michael W. Nall
	Name:	Michael W. Nall
	Title:	President and Chief Executive Officer